UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2010
NexMed, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6330 Nancy Ridge Drive, Suite 103, San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01.	Other Events

On May 12, 2010, NexMed, Inc. (the “Company”) announced data from a pre-clinical study showing that Vitaros®, the Company’s NexACT-based alprostadil product, significantly promoted healing of deep tissue wounds.  Specifically, in a pig model, subjects with deep tissue wounds that were administered 200 mcgs of Vitaros healed four times faster than those receiving placebo over a 21-day period.  Alprostadil acts as a vasodilator, which can enhance local microcirculation by inducing capillary dilation and neovascularization. The aim of the study was to test the safety and efficacy of Vitaros and its potential to promote wound healing in a long-term pre-clinical model.  Vitaros is currently in late-stage development for the treatment of erectile dysfunction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By:	/s/ Mark Westgate
Name: Mark Westgate
Title: Vice President and Chief Financial Officer

Date: May 12, 2010